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                                                                      Exhibit 12


                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)

                                                            Three Months Ended
                                                              March 31, 1998
                                                            ------------------
Income before provision for income taxes and
 extraordinary item.......................................       $1,438.6
Income from unconsolidated businesses.....................          (22.8)
Dividends received from unconsolidated businesses.........           53.8
Interest expense, including interest on capital lease
 obligations..............................................          318.7
Portion of rent expense representative of the interest
 factor...................................................           48.7
Preferred stock dividend..................................            3.1
                                                                 --------
Income, as adjusted.......................................       $1,840.1
                                                                 ========

Fixed charges:
Interest expense, including interest on capital lease
 obligations..............................................       $  318.7
Portion of rent expense representative of the interest
 factor...................................................           48.7
Capitalized interest......................................           20.5
Preferred stock dividend requirement......................            4.8
                                                                 --------
Fixed charges.............................................       $  392.7
                                                                 ========

Ratio of Earnings to Fixed Charges........................           4.69
                                                                 ========